EXHIBIT 99.1

News Release

SuperGen, Inc. Changes Name to Astex Pharmaceuticals, Inc., Announces New Stock Ticker Symbol and New Website

DUBLIN, Calif., September 12, 2011 — SuperGen, Inc. (NASDAQ: ASTX) announced that it has officially begun operating under the name Astex Pharmaceuticals, Inc. Concurrent with this new name, and effective at the start of trading today, September 12, 2011, the ticker symbol for the Company’s common stock listed on NASDAQ has changed from “SUPG” to “ASTX.”

Astex Pharmaceuticals also announced the launch of its new website, www.astx.com.  The website features the newly launched corporate branding, and contains information on the company’s vision, pipeline and strategic partnerships.

“We are extremely pleased to embark on a new era in our company’s history,” said James S.J. Manuso, Ph.D., chairman and chief executive officer of Astex Pharmaceuticals.  “We now have the resources and capabilities in place to establish Astex Pharmaceuticals as a financially strong global leader with the aim of delivering novel cancer therapeutics targeting critical medical needs.”

Headquartered in Dublin, California, Astex Pharmaceuticals is dedicated to becoming a leader in the discovery, development and commercialization of a new generation of small molecule drugs, with a focus on cancer. With unrestricted cash, cash equivalents and current and non-current marketable securities of nearly $129 million as of June 30, 2011, the company plans to leverage its royalty revenue stream from Dacogen® (decitabine) for Injection, marketed in North America by Eisai and in the rest of the world by Cilag GmbH International, a wholly-owned subsidiary of Johnson & Johnson. The Company’s clinical pipeline includes eight drugs in development, four of which are currently in or entering into Phase II clinical trials, and four of which are currently partnered or optioned to large pharmaceutical companies.

Astex Pharmaceuticals begins operations with:

•                  Top-tier partnerships with GlaxoSmithKline, Eisai, Johnson & Johnson, Novartis, and AstraZeneca

•                  Milestone and potential royalty revenue based on existing and completed collaborations

•                  An industry leading drug discovery platform to sustain future value creation

•                  Integrated operations based in two of the world’s leading biotech clusters, in the United States and the United Kingdom.

About Astex Pharmaceuticals

Astex Pharmaceuticals is dedicated to the discovery, development, and commercialization of novel therapeutics with a focus on cancer. The Company is developing a proprietary pipeline of novel cancer therapeutics, will selectively in-license assets possessing a strategic fit with an attractive cost — value ratio, and is creating de-risked products for partnership with leading pharmaceutical companies.  Astex Pharmaceuticals, formerly SuperGen, developed Dacogen and receives significant royalties on global sales.

For more information about Astex Pharmaceuticals, Inc., please visit http://www.astx.com.

Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to, statements regarding the expectation that the Company will change its name and ticker symbol. These and other forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the Company to change its name and its ticker symbol, and such other risks as identified in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and the Company’s most recent Quarterly Reports on Form 10-Q, each as filed with the SEC, which contain and identify important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. The Company assumes no obligation to update any forward-looking statement contained in this press release.

Contacts:

Timothy L. Enns Astex Pharmaceuticals, Inc. Senior Vice President Corporate Communications & Marketing Tel: (925) 560-2810 E-mail: tim.enns@astx.com	Susanna Chau Astex Pharmaceuticals, Inc. Manager Investor Relations Tel: (925) 560-2845 E-mail: susanna.chau@astx.com

Alan Roemer The Trout Group Managing Director Tel: (646) 378-2945 E-mail: aroemer@troutgroup.com	Michael Ares Fleishman-Hillard Senior Vice President Tel: (404) 739-0133 michael.ares@fleishman.com

Rebecca Skye Dietrich College Hill Tel: +1 (957) 241-0795 US Tel: +44 (0) 7734 255 270 (UK) E-mail: rebecca.dietrich@collegehill.com